                                   EXHIBIT 4.5

                           FORM OF WARRANT CERTIFICATE

   [FRONT SIDE]

             VOID AFTER 5:00 p.m. Eastern Time, on February 23, 1999

                                     SPECIMEN


               WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK OF
                         MERIDIAN INDUSTRIAL TRUST, INC.       CUSIP 589643 11 3

  This Warrant Certificate Certifies that FOR VALUE RECEIVED__________________






or registered assigns (in either case, the "Holder") is the owner of the number of Warrants (the "Warrants") specified above. Each Warrant initially entitles the Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement referred to below, one fully paid and nonassessable share of Common Stock, $.001 par value (the "Common Stock") of Meridian Industrial, Inc., a Maryland corporation (the "Company"), at the exercise price per share of Common Stock of $16.23 (the "Exercise Price"). Subject to the terms of the Warrant Agreement, these Warrants may be exercised in whole or in part at any time beginning May 23, 1997 and before 5:00 p.m., Eastern Time, on February 23, 1999 (the "Exercise Period") by surrender of this Warrant Certificate at the office of the Warrant Agent for the Warrants (the "Warrant Agent"), with the Election to Purchase on the reverse side of this Warrant Certificate completed, duly signed and accompanied by payment, in cash or certified or official bank check payable to the order of the Company, of the Exercise Price for the number of shares of Common Stock being purchased.

    Except as provided in the Warrant Agreement, the Warrants evidenced by this Warrant Certificate will become void and of no value at 5:00 p.m., Eastern Time, on February 23, 1999.

    The Exercise Price, the number of shares of Common Stock purchasable upon exercise of these Warrants and the period during which the Warrants may be exercised are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

    The Warrants evidenced by this Warrant Certificate are among the Warrants to purchase shares of the Company's Common Stock issued pursuant to the Warrant Agreement between the Company and the Warrant Agent named therein dated February 16, 1996 (the "Warrant Agreement"). The Warrant Agreement is hereby incorporated by reference and made a part of this Warrant Certificate as though completely set forth in this Warrant Certificate. Please see the Warrant Agreement for a complete description of the rights, limitations of rights, obligations and duties of the Company, the Warrant Agent and the Holders.

    In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel the Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

    If any adjustments in the Exercise Price or number of Warrant Shares issuable upon the exercise of Warrants result in any Holder being entitled to a fractional Warrant Share interest or fractional Warrant interest (with all fractional


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interests to which a Holder would otherwise be entitled being aggregated before applying the rules of this provision), then the Company shall, at its election, either (i) round up such fractional interest to the next whole Warrant Share or Warrant or (ii) pay the Holder cash for such fractional interest in an amount equal to the fractional interest multiplied by the Market Price of the Company's Common Stock on the date of any such adjustment. The Company shall be obligated to make the election to pay the Holder cash for any such fractional interest on or prior to the effective date of any adjustment which would result in any such fractional interest and, if it fails to do so, any resulting fractional Warrant Share interest or fractional Warrant interest (with all fractional interests to which a Holder would otherwise be entitled being aggregated before applying the rules of this provision) shall be rounded up to the next whole Warrant Share or Warrant as of the effective date of such adjustment.

    The Company may suspend the exercisability of the Warrants during the Exercise Period if the Registration Statement (as defined in the Warrant Agreement) has not become effective under the Securities Act of 1933, as amended (the "Act"), a stop order relating thereto has been issued by the Securities and Exchange Commission, the Company determines that the related prospectus does not provide current information as required by the Act or the Company determines that the Registration Statement should be updated by filing a post-effective amendment in order to comply with the Act. The Exercise Period and the Effective Period (as defined in the Warrant Agreement) shall be extended if there are more than a total of ten days during the Effective Period during which the exercisability of the Warrants has been suspended pursuant to the prior sentence. In such case, the Company shall extend the Exercise Period and the Effective Period by the total number of days that the exercisability of the Warrants was suspended.

    The Warrants may be freely transferred, in whole or in part, subject, however, to any and all restrictions on transferability imposed by applicable law.

    Any permitted transfer of the Warrants shall be made by surrender of the Warrant Certificate to the Warrant Agent with the Form of Transfer set forth on the reverse side properly completed and duly signed and accompanied by any funds needed to pay any applicable transfer taxes. Upon satisfaction of all transfer conditions, the Warrant Agent shall sign and deliver a new Warrant Certificate in the name of the transferee named in the Form of Transfer and the transferred Warrant Certificate shall be canceled.

    The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon by anyone) for the purpose of exercise of the Warrants and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    Upon receipt by the Warrant Agent of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon receipt of an indemnity satisfactory to the Warrant Agent obtained by the Holder at the Holder's expense or, in the case of mutilation, upon surrender of this Warrant Certificate, the Warrant Agent shall sign and deliver a new Warrant Certificate of like tenor and date and the lost, stolen, destroyed or mutilated Warrant Certificate shall be null and void.

    Prior to the exercise of any Warrant represented hereby, the Holder shall not, by virtue of ownership of the Warrant, be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

    This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

    This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Maryland.

    Copies of the Warrant Agreement are on file and may be inspected at the office of the Warrant Agent and may be obtained by any Holder without cost on written request delivered to the Secretary of the Company.


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    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers.

Dated:

MERIDIAN INDUSTRIAL TRUST, INC.



By:
   ---------------------------------------
                   SECRETARY



By:
   ---------------------------------------
                   CHAIRMAN


COUNTERSIGNED
    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                  As Warrant Agent


BY:
   ---------------------------------------
              AUTHORIZED OFFICER


THE HOLDER OF THESE WARRANTS AGREES TO BE BOUND BY THE LIMITATIONS ON SHARE OWNERSHIP CONTAINED, FROM TIME TO TIME, IN THE CHARTER AND BY-LAWS OF MERIDIAN INDUSTRIAL TRUST, INC. IN ADDITION, THE HOLDER OF THESE WARRANTS ACKNOWLEDGES THAT, UNDER THE RULES APPLICABLE TO REAL ESTATE INVESTMENT TRUSTS SUCH AS MERIDIAN INDUSTRIAL TRUST, INC., FOR PURPOSES OF SUCH OWNERSHIP LIMITATIONS, OWNERSHIP OF WARRANTS IS DEEMED OWNERSHIP OF THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS.

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    [REVERSE SIDE]


                               ELECTION TO PURCHASE
      TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS

    The undersigned hereby irrevocably elects to exercise _________ of the Warrants for the purchase of a like number of shares (the "Shares") of Meridian Industrial Trust, Inc. Common Stock and herewith makes payment of $___________ (such payment being in cash, or certified or official bank check payable to the order of Meridian Industrial Trust, Inc.), all at the exercise price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement. The undersigned hereby surrenders this Warrant Certificate and all right, title and interest therein to Meridian Industrial Trust, Inc. and requests that [PLEASE CIRCLE ONE] a CERTIFICATE or (but only if Meridian Industrial Trust, Inc. authorizes the holder to receive uncertificated shares) an INITIAL TRANSACTION STATEMENT for the Shares being purchased be issued in the name of:


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                                     (Name)

--------------------------------------------------------------------------------
                                    (Address)

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              (Social Security or other taxpayer identifying number)

and, if different from above, be delivered to


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                                     (Name)

--------------------------------------------------------------------------------
                                    (Address)

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              (Social Security or other taxpayer identifying number)

If the Shares purchased are not all of the Shares issuable upon exercise of the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate evidencing Warrants to purchase the balance of such Shares should be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:
      ----------------------

Name of Registered Owner:
                         -------------------------------------------------------
Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Social Security or other taxpayer identifying number)

IMPORTANT:    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
              INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
              AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
              GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.

SIGNATURE GUARANTEE:

Name:
     ----------------------------------------
                  (please print)
By:                      Title:
   ---------------------       --------------

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                                 FORM OF TRANSFER
   (TO BE SIGNED ONLY UPON TRANSFER OF WARRANTS IN ACCORDANCE WITH THE WARRANT
                                    AGREEMENT)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________, whose address is ____________________
______________________________,________________________________________
of the Warrants represented by this Warrant Certificate and irrevocably constitutes and appoints the Warrant Agent as the undersigned's attorney to transfer this Warrant Certificate on the books of Meridian Industrial Trust, Inc. with full power of substitution.

Dated:
      --------------------------------

                             --------------------------------------------------
                             (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)

                             --------------------------------------------------
                                                   (Address)

                             --------------------------------------------------

IMPORTANT:    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
              INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
              AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
              GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE Ad-15.

SIGNATURE GUARANTEE:

Name:
     ----------------------------------------
                  (please print)
By:                      Title:
   ---------------------       --------------